CUSIODIAN AGREEMENT

    THIS AGREEMENT made on the 14th day of September 1980, between NICHOLAS FUND, INC., a Maryland corporation (hereinafter called the "Fund"), and the FIRST WISCONSIN TRUST COMPANY, a Wisconsin corporation (hereinafter called the "Custodian",

WITNESSETH:

    WHEREAS, the Fund desires that its securities and cash shall be hereafter held and administered by the Custodian pursuant to the terms of this Agreement and that the Custodian act as dividend disbursing and transfer agent for its Common Stock and the Custodian desires to hold and administer such securities and cash and to act as such dividend disbursing and transfer agent.

    NOW, THEREFOR, in consideration of the mutual agreements herein made, the Fund and the Custodian agrees as follows:

    Sec. l. Appointment and Acceptance of Custodian.

         The Fund hereby constitutes and appoints the Custodian as custodian of all of its securities and cash and as its dividend disbursing and transfer agent and the Custodian hereby accepts such appointments. The Fund will promptly deliver to the Custodian all securities and cash now owned by it and hereafter from time to time conveyed into its possession.

    Sec. 2. Definitions; Names, Titles and Signatures of
            Fund's Officers.

         The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

         The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Fund by either any two of the President, a Vice President, the Secretary and the Treasurer of the Fund; or any one of the foregoing officers and one of the Fund's directors or the Fund's counsel.

         The President or Vice President and Secretary or Assistant Secretary of the Fund will certify to the
Custodian the names  and signatures  of  those       persons
authorized to sign the officers' certificates described in this Section 2, and the names of the members of the board of Directors, together with any changes which may occur from time to time.

See. 3. Receipt and Disbursement of Money.

           A. The Custodian shall hold in a separate account or accounts, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions thereof, in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, all cash received by it from or for the account of the Fund. The Custodian shall credit to such account or accounts of the Fund all cash received by it for the account of the Fund, allocated into such principal and interest accounts as the Fund shall direct. Upon receipt of an officers' certificate from the Fund, the Custodian may open and maintain an additional account or accounts in such other banks or trust companies as may be designated in such officers' certificate, such accounts, however, to be in the name of the Custodian and subject only to its draft or order. The Custodian shall make payments of cash to, or for the account of, the Fund from such cash only.

         (a) for the purchase of securities for the portfolio of the Fund upon the (delivery of such securities to the Custodian, registered in the name of the Fund or of the nominee of the Custodian referred to in Sec. 7 hereof or in proper form for transfer;

         (b) for the payment of interest, dividends, taxes, management or supervisory fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing, custodian, dividend disbursement and transfer agent services);

         (c)    for   payments   in  connection   with   the
         conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to the Custodian; or

         (d) for other proper corporate purposes.


         Except as provided below  before  making  any  such
payment  the  Custodian   shall  receive   (and  may    rely
upon) either an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b) or (c) of this subsection A, or, in respect of item (d), an officers' certificate and a certified copy of a resolution of the Board of Directors signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

         An officers' certificate need not proceed the disbursement of cash for the purpose of purchasing a money market instrument if any one of the Fund's officers issues oral instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two (2) business days thereafter.

         B. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.

Sec. 4. Receipt of  Securities.

         The Custodian shall deposit and hold in a separate account, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it from or for the account of the Fund. The Custodian, by book entry or otherwise, shall identify as belonging to the Fund a quantity of securities in a fungible bulk of securities registered in the name of the Custodian or its nominee or shown in Custodian's book entry system. All such securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the Fund pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to the directive of the Fund and only for the account of the Fund as set forth in Sec. 5 of this Agreement.

See.  5. Transfer,  Exchange,  Redelivery,  etc.  of
         Securities.

         The Custodian shall have sole power to release or deliver any securities of the Fund held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

         (a) for sales of such securities for the account of the Fund upon receipt by the Custodian of payment therefor;

         (b) when such securities are called, redeemed or retired or otherwise become payable;

         (c) for examination by any broker selling any Such securities In accordance with "street delivery" customs;

         (d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of liquidation, refinancing, merger, consolidation, reorganization, recapitalization or readjustment or otherwise;

         (e) upon conversion of such securities pursuant to their terms into other securities;

         (f)   upon  exercise or subscription,  purchase  or
         other   similar   rights   represented   by    such
         securities;

         (g) for the purpose of redeeming in kind shares of capital stock of the Fund upon delivery thereof to the Custodian; or

         (h)  for other proper corporate purposes.

         As to any deliveries made by the Custodian pursuant to items (b), (d), (e) and (f), securities or cash receivable in exchange therefor shall be deliverable to the Custodian. Before making any such transfer, exchange or delivery, the Custodian shall receive (and may rely upon) either an officers' certificate requesting such transfer, exchange or delivery and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e),
(f) or (g) of this Sec. 5 or, in respect of item (h), an officers' certificate and a certified copy of a resolution of the Board of Directors signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary specifying the securities to be transferred, exchanged or delivered, setting forth the purpose for which such transfer, exchange or delivery is to be made, declaring such purpose to be a proper corporate purpose and naming the person or persons to whom such transfer, exchange or delivery of such securities is to be made.

See. 6. Custodian's Acts Without  Instructions.

        Unless and until the Custodian receives an officers' certificate to the contrary, the Custodian shall:

         (a) Present for payment all coupons and other items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

         (b) collect all income, profits, earnings, dividends, rights, interest and other distributions and collect all payments on account of principal of securities sold, due, exchanged or called for redemption;

         (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities;

         (d) surrender securities in temporary form for definitive securities;

         (e) execute as agent on behalf of the Fund all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any State now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so; and

         (f) perform the duties of transfer agent specified in Sec. 11 below.


Sec. 7   Registration of Securities.

         Except as otherwise directed by an officers' certificate, the Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of the Custodian as defined in the Interna1 Revenue Code and any regulations of the Treasury Department issued thereunder or in any provision of any subsequent Federal tax law exempting such transactions from liability for stock transfer taxes, and shal1 execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any State. The Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

         The Fund shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

Sec. 8.  Voting and Other Action.

         Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in an officers' certificate. The Custodian shall deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

See. 9. Transfer Tax and Other Disbursements.

         The Fund shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement.

          The Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State, to exemptable from taxation any exemptable transfers and/or deliveries of any such securities.

Sec. 10.   Dividend Disbursing Agent

        The Custodian shall act as dividend disbursing agent for the Fund and shall in paying dividends or distributions, act upon an officers' certificate indicating the date of declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount per share of cash and/or securities payable or distributable as dividends, that the appropriate action had been taken pursuant to the Articles of Incorporation and By-Laws of the Fund authorizing the payment of said dividend and such other matters as may be deemed appropriate.

Sec. 11.  Transfer Agent.

         The Custodian shall act as transfer agent for the Fund.

          A.   In   connection  therewith  It  shall   issue
certificates   or  confirmations  evidencing   or   stating,
respectively, shares of Common Stock of the Fund upon receipt of a request to purchase shares from investors and payment for such shares based upon the net asset value of the Fund's shares for such day, all as specified as to form and procedure in the Fund's prospectus current at the time.

         B. In connection therewith, it shall disburse the cash proceeds to those shareholders of the Fund requesting redemption of their shares (or portions thereof) at the net asset value of the Fund, upon receipt of a redemption request in proper form as provided in the Fund's current prospectus, or if certificates representing the shares of the Fund have been issued, upon receipt of such certificates properly endorsed for transfer as provided in the Fund's prospectus current at the time.

        C. The Custodian may rely upon an oral communication from one of the persons authorized to sign an officers' certificate on behalf of the Fund, or from an employee(s) of Nicholas Company, Inc., designated in writing by an officer of the Fund, with respect to the daily net asset value of a share of common stock of the Fund.

Sec. 12. Concerning Custodian.

         The Custodian shal1 be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing between the Custodian and the Fund, such compensation shall be as set forth in Exhibit A hereto.

         The Custodian shal1 not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board of Directors, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

         The Fund agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Fund for such items. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Fund, or in the event that the Custodian or is nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor.

See. 13.  Reports by Custodian

         The  Custodian  shall furnish the  Fund  with   the
following written reports or advices:

         (a) daily advices or confirmations showing all securities purchased and prices paid therefor, securities sold and prices received therefor, and all other transactions affecting securities held for the account of the fund;

         (b) daily statements setting forth a summary of all transactions made or which took place with respect to the account of the Fund;

         (c) at the close of each quarter of the Fund's fiscal year, a list showing cost of the securities held by it for the Fund hereunder, certified by a duly authorized officer of the Custodian;

         (d) promptly, all reports it receives from the appropriate Federal Reserve Bank or clearing agency on its respective system of internal accounting control;

         (c) all reports reasonably requested by the Fund from time to time relating to the Custodian's or its agent's own system of internal accounting control.

        The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of and auditors employed by the Fund.

Sec.14   Use of Central Depository

        Nothing herein shall be deemed to prevent the use by Custodian of a central securities clearing house or depository and specifically the provisions of Secs. 3A, 4 and 7 hereof dealing with segregation of assets and securities and registration of securities in the name of the Custodian's nominee are inapplicable to the extent they are inconsistent with the use of such central clearing house or depository; provided, however, that the Custodian and the central clearing house or depository meet all applicable federal and state laws and rules and the Fund's Board of Directors approves by resolution the use of such central clearing house or depository.

Sec. 15.  Termination or

         This Agreement may be terminated by the Fund, or by Custodian, on sixty (60) days' notice, given in writing and sent by certified mail to Custodian at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 or to the Fund at 312
East Wisconsin Avenue, Milwaukee, Wisconsin 53202 as the case may be. The notice to the Custodian shall be given pursuant to a resolution adopted by the Board of Directors of the Fund. Upon termination of the Agreement the Custodian shall deliver to the successor custodian of the Fund designated in a certified copy of a resolution of the board of Directors of the Fund, filed with the Custodian all cash, securities and related instruments held by the Custodian. Any securities registered the name of the Custodian or its nominee shall be endorsed in form for transfer. The Fund agrees to name such successor custodian within sixty (60) days after the written notice of termination of this Agreement is received or delivered by it.

         This Agreement may not be assigned by Custodian without the consent of the Fund, authorized or approved by a resolution of its Board of Directors.

         In witness thereof, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.


    Executed in several counterparts, each of which is an original



                 FIRST WISCONSIN TRUST   COMPANY

Attest:  ________________                By: ______________________
        Assistant Secretary                  Vice President
        Corporate Seal


Attest: __________________        _____________________
        Thomas J Saeger       By: Albert O. Nicholas
        Secretary                 President

FIRSTAR TRUST COMPANY

To:     Tom Saeger

From:   Jim Tyler

Date:   December 24, 1997

Re:     Nicholas Fund Fees For Calendar Years 1998 through 2000

TRANSFER AGENT FEES

                        Current
                        1997    1998    1999    2000
                        ----    ----    ----    ----
First 20,000           $13.40  $14.00  $14.20  $14.40
Next 40,000             12.65   13.25   13.45   13.65
Next 40,000             12.15   12.75   12.95   13.15
100,000 to 275,000      11.90   12.50   12.70   12.90
Over 275,000            10.00   10.60   10.80   11.00
Money Market Fund       14.40   15.00   15.20   15.40

Closed Accounts Billed @ $6.00 per account

CUSTODIAN FEES:

MARKET VALUE BASED FEE:

First 7 Billion: 1/2 Basis Point or (.00005)

Excess over 7 Billion: 4/10 Basis Point or (.00004)

TRANSACTION BASED FEES:

DTC/Fed Book Entry Transactions: The fees for the first 6,000 trades per year will be waived, we will charge $6.00 for these trades thereafter.

Physical Delivery trades will be charged @ $12.00 per trade.
There will be no fees for commercial paper or demand note transactions.